Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Corporation Announces Agreement to Acquire Bioprocess Systems Innovator ARTeSYN Biosolutions and Completes Acquisition of Non-Metallic Solutions

•	Proposed ARTeSYN acquisition adds gold standard single-use downstream bioprocessing systems

•	Advances Repligen’s Systems strategy in Filtration and Chromatography, complementing TangenX® Flat Sheet cassettes and OPUS® PPC

•	Completes acquisition of Non-Metallic Solutions (NMS), complementing our recent acquisition of EMT and further strengthens our single-use flow paths, durable plastics and assembly portfolio

WALTHAM, MA, October 27, 2020 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today announced that it has entered into a definitive agreement to acquire privately-held ARTeSYN Biosolutions (“ARTeSYN”) for approximately $200 million, comprised of approximately $130 million in cash and approximately $70 million in Repligen common stock. ARTeSYN Biosolutions is projected to generate approximately $30 million in revenue (pro forma) in 2020, led by the success of its single-use chromatography and filtration systems which are considered the gold standards in downstream bioprocessing due to their performance, automation and low hold-up volumes. The proposed acquisition of ARTeSYN, combined with the recent acquisitions of Engineered Molding Technologies (“EMT”) and Non-Metallic Solutions (“NMS”) further establishes Repligen as a premier player in single-use systems and associated integrated flow path assemblies.

ARTeSYN Biosolutions is expected to contribute approximately $33 to $36 million in revenue in 2021 and be breakeven to Repligen’s adjusted earnings per share in 2021, and accretive in 2022. Non-Metallic Solutions is expected to contribute approximately $5 million in revenue in 2021 and be accretive to Repligen’s adjusted earnings per share in 2021.

Over the past decade, ARTeSYN Biosolutions has established downstream processing leadership with a suite of state of the art single-use systems for chromatography, filtration, continuous manufacturing and media/buffer prep workflows. In addition, the Company has integrated unique flow path assemblies utilizing EMT’s silicone extrusion and molding technology, to deliver highly differentiated, low hold-up volume systems that minimize product loss during processing.

Tony J. Hunt, President and CEO of Repligen said, “The addition of ARTeSYN Biosolutions and Non-Metallic Solutions further strengthens our Systems offering. The ARTeSYN portfolio expands on the market success of our hollow fiber systems and complements our market leading chromatography and TFF filtration product lines. We are excited to welcome the ARTeSYN Biosolutions and the Non-Metallic Solutions teams to Repligen and we look forward to further developing and integrating their highly differentiated single-use solutions into our portfolio.”

Michael Gagne, Founder and CXO of ARTeSYN Biosolutions said, “We have made tremendous progress over the last four years as we introduced automated, highly efficient chromatography and filtration systems with unique flow path designs. We are at a point now where we need to scale again and believe Repligen is the best partner to grow with. We look forward to driving expanded, global adoption of our products, and continuing to advance innovative single-use systems and flow paths as gold standards in the industry”.

Approvals and Financing

The acquisition of ARTeSYN Biosolutions is expected to be completed during the fourth quarter of 2020, subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. To fund the transaction, Repligen intends to use its cash on hand, which totaled approximately $560 million at June 30, 2020.

Perella Weinberg Partners LP is acting as financial advisor and Goodwin Procter LLP is serving as legal counsel to Repligen. EC M&A is acting as financial advisor and Peter Taylor Law (as lead counsel) and Enterprise Counsel Group (as deal counsel) are serving as legal counsel to ARTeSYN BioSolutions.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, MA (USA), and we have additional administrative and manufacturing operations in Rancho Dominguez, CA; Marlborough and Auburn, MA; Bridgewater, NJ; Clifton Park, NY; Dallas, TX; Ravensburg, Germany; Breda, the Netherlands and Lund, Sweden.

About ARTeSYN Biosolutions

ARTeSYN Biosolutions is a privately-held company with corporate headquarters in Waterford, Ireland, and additional locations in the United States and Estonia. The company has grown rapidly as its products have become integral to a variety of downstream bioprocessing systems. Its suite of single-use solutions have been created with the goal of enabling “abundance in medicine” by allowing 10x greater efficiency in biologics manufacturing. The ARTeSYN Biosolutions team has created a number of solutions targeting the single-use space from single-use valves with fully disposable valve liners, XO® skeletal supports, a hybrid small parts offering for de-bottlenecking traditional facilities, and fully automated SU process systems that have quickly become leading solutions in the bioprocessing industry.

About Non-Metallic Solutions

Non-Metallic Solutions (NMS), a privately-held company based in Auburn, MA, specializes in plastic fabrication, assembly, standard thermoplastic tanks, as well as rotational molding (rotomolding) expertise. NMS primarily services the biopharmaceutical industry, offering quality products such as USP Class VI polypropylene process vessels, standard or custom-designed mixing bag retainers, custom-machined manifolds, concentric reducers, and a wide range of optimum performance tubing, fittings, accessories and components. NMS provides value-added modifications to customers’ existing product lines, and for new product designs and development.

Forward-Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, express or implied statements or guidance regarding the expected results of the ARTeSYN Biosolutions and NMS acquisitions on Repligen’s future financial performance, including the accretive nature of these acquisitions and expected synergies following these acquisition, customer adoption of ARTeSYN Biosolutions and NMS’ products, the expected expansion of Repligen’s product lines, the anticipated funding for the ARTeSYN Biosolutions acquisition, the timing of the closing of the ARTeSYN Biosolutions acquisition, and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the risk that the proposed acquisition may not be completed in a timely manner, or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the ARTeSYN Biosolutions acquisition; our ability to integrate ARTeSYN Biosolutions and NMS’ businesses and personnel and to achieve expected synergies; our ability to maintain or expand the historical sales of ARTeSYN Biosolutions or NMS; our ability to accurately forecast these acquisitions, related restructuring costs and allocation of the purchase prices, goodwill and other intangibles acquisition related and other asset adjustments; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for single-use or disposable bioprocessing products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

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